The Steak n Shake Company Reports Full Year and Fiscal Fourth Quarter 2009 Results

INDIANAPOLIS, Dec. 14 /PRNewswire-FirstCall/ -- The Steak n Shake Company (NYSE: SNS) announces the following:

Fiscal 2009 Results

Net earnings for fiscal year 2009 were $6.0 million, or $0.21 per diluted share, contrasted to a net loss of ($23.0 million), or ($0.81) per diluted share for the same period a year ago. The Company's fiscal year 2009 included 53 weeks where as fiscal year 2008 included 52 weeks. Fiscal year 2009 results included $2.6 million of charges ($1.6 million, or $0.06 per diluted share, net of tax) primarily related to the write down of real estate values. In comparison, fiscal year 2008 results included $14.9 million ($9.2 million, or $0.33 per diluted share, net of tax) of non cash impairment charges, store closure costs, and an early lease termination fee.  For the full year but excluding the impact of the 53rd week, customer traffic and same-store sales increased 10.1% and 4.1%, respectively, over prior year.

Fourth Quarter Fiscal 2009 Results

Net earnings for fiscal 2009 fourth quarter were $3.4 million, or $0.12 per diluted share as contrasted with a net loss of ($9.2 million), or ($0.32) per diluted share in the fourth quarter of the prior year.  The Company's fiscal 2009 fourth quarter included 13 weeks while fiscal 2008 fourth quarter included 12 weeks.  In the fourth quarter, excluding the impact of the 53rd week, customer traffic and same-store sales increased 20% and 10%, respectively, over prior year.

2009 Annual Report and Chairman's Letter

The Steak n Shake Company's 2009 Annual Report, which includes Form 10-K filed today with the SEC, will be posted on the Internet, where it can be accessed at www.steaknshake.com. The report includes Sardar Biglari's annual letter to shareholders. We urge all shareholders to read the Annual Report in its entirety because there is limited information in this press release.

1-For-20 Reverse Stock Split

The Steak n Shake Company announced a 1-for-20 reverse stock split effective at the close of business on Friday, December 18, 2009.  The rationale behind the decision to initiate a reverse stock split is explained in the Chairman’s Letter.

About Steak n Shake

The Steak n Shake Company is a diversified holding company. Its most significant operating subsidiary is Steak n Shake Operations Inc., a classic American brand founded in 1934. The chain of 485 restaurants serves premium burgers and milkshakes.

Risks Associated with Forward-Looking Statements

This news release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These statements which may concern anticipated future results are based on current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ markedly from those projected or discussed here. Steak n Shake cautions readers not to place undue reliance upon any such forward-looking statements, for actual results may differ materially from expectations. Steak n Shake does not undertake to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. Further information on the types of factors that could affect Steak n Shake and its business can be found in the company's filings with the SEC.

Condensed Consolidated Statements of Operations
The Steak n Shake Company
(Amounts in $000s, except share and per share data)
	Thirteen	Twelve	Fifty-Three	Fifty-Two
	Weeks Ended	Weeks Ended	Weeks Ended	Weeks Ended
	September 30,	September 24,	September 30,	September 24,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Net sales	$158,602	$138,005	$622,944	$606,076
Franchise fees	1,385	880	4,098	3,985
Total revenues	159,987	138,885	627,042	610,061

Costs and expenses
Cost of sales	41,467	38,737	164,974	165,115
Restaurant operating costs	81,580	75,489	323,617	323,859
General and administrative	9,400	11,741	36,671	47,287
Depreciation and amortization	7,527	7,774	31,369	33,659
Marketing	7,658	5,657	33,304	28,700
Interest	2,738	3,195	13,736	14,011
Rent	4,128	3,610	15,929	14,717
Pre-opening costs	-	29	-	1,272
Asset impairments and provision for restaurant closings	1,665	769	2,645	14,858
Loss on sale or abandonment of assets	189	3,510	151	3,138
Other income, net	(1,585)	(548)	(2,546)	(1,771)
Total costs and expenses	154,767	149,963	619,850	644,845

Earnings (loss) before income taxes and minority interest	5,220	(11,078)	7,192	(34,784)

Income taxes	1,807	(1,893)	1,163	(11,805)

Noncontrolling interest	31	-	31	-

Net earnings (loss)	$3,382	$(9,185)	$5,998	$(22,979)

Basic earnings (loss) per common and common equivalent share	$0.12	$(0.32)	$0.21	$(0.81)

Diluted earnings (loss) per common and common equivalent share	$0.12	$(0.32)	$0.21	$(0.81)

Weighted average shares and equivalents
Basic	28,594,844	28,295,615	28,483,551	28,254,129
Diluted	28,781,785	28,295,615	28,590,986	28,254,129

Condensed Consolidated Statements of Financial Position
The Steak n Shake Company
(Amounts in $000s, except share and per share data)
	September 30,	September 24,
	2009	2008
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$51,395	$6,855
Investments	3,001	-
Receivables, net of allowance of $538 and $341, respectively	7,660	15,622
Inventories	6,595	6,795
Deferred income taxes	3,910	3,260
Assets held for sale	13,733	25,395
Other current assets	4,421	3,009
Total current assets	90,715	60,936
Property and equipment, net	399,635	432,690
Goodwill	14,503	14,503
Other intangible assets, net	1,567	1,765
Other assets	8,076	10,242
Total assets	$514,496	$520,136

Liabilities and shareholders' equity
Liabilities
Current liabilities:
Accounts payable	$22,293	$25,302
Accrued expenses	30,381	31,685
Revolving credit	18,500	14,180
Current portion of obligations under leases	4,339	4,417
Current portion of long-term debt	20	733
Total current liabilities	75,533	76,317
Deferred income taxes	9,388	2,209
Other long-term liabilities	7,404	7,439
Obligations under leases	130,076	134,809
Long-term debt	48	15,783
Total liabilities	222,449	236,557

Commitments and contingencies

Noncontrolling interest	186	-

Shareholders' equity
Common stock - $0.50 stated value, 50,000,000 shares authorized -shares issued: 30,332,839	15,166	15,166
Additional paid-in capital	129,282	128,526
Retained earnings	167,731	161,733
Accumulated other comprehensive income	112	-
Treasury stock - at cost: 1,555,938 shares in 2009; 1,760,531 shares in 2008	(20,430)	(21,846)
Total shareholders' equity	291,861	283,579
Total liabilities and shareholders' equity	$514,496	$520,136

Condensed Consolidated Statements of Cash Flows
The Steak n Shake Company
(Amounts in $000s)
	Fifty-Three	Fifty-Two
	Weeks Ended	Weeks Ended
	September 30,	September 24,
	2009	2008
	(Unaudited)
Operating activities
Net earnings (loss)	$5,998	$(22,979)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	31,369	33,659
Provision for deferred income taxes	6,457	(2,193)
Asset impairments and provision for restaurant closings	2,645	14,858
Non-cash expense for stock-based compensation and deferred rent	2,881	2,656
Loss on sale or abandonment of assets	151	3,138
Changes in receivables and inventories	8,512	(7,688)
Changes in other assets	(1,724)	6,844
Changes in accounts payable and accrued expenses	(3,980)	(3,865)
Net cash provided by operating activities	52,309	24,430

Investing activities
Additions of property and equipment	(5,751)	(31,443)
Proceeds from property and equipment disposals	13,517	14,851
Purchases of investments	(3,047)	-
Sales of investments	230	-
Net cash provided by (used in) investing activities	4,949	(16,592)

Financing activities
Net proceeds from (payments on) revolving credit facility	4,320	(13,005)
Proceeds from issuance of long-term debt	-	-
Principal payments on long-term debt	(16,448)	(2,396)
Proceeds from equipment and property sale-leasebacks	3,597	15,993
Principal payments on direct financing lease obligations	(5,008)	(4,213)
Proceeds from exercise of stock options	2	138
Excess tax benefits from stock-based awards	40	10
Repurchase of employee shares for tax withholding	(203)	(11)
Proceeds from employee stock purchase plan	855	1,004
Proceeds from noncontrolling interest	150	-
Distributions to noncontrolling interest	(23)	-
Net cash (used in) provided by financing activities	(12,718)	(2,480)

Increase (decrease) in cash and cash equivalents	44,540	5,358
Cash and cash equivalents at beginning of year	6,855	1,497

Cash and cash equivalents at end of year	$51,395	$6,855

CONTACT: Duane Geiger, +1-317-633-4100